Provident Financial Services, Inc. Announces First Quarter Earnings and Declares Quarterly Cash Dividend

ISELIN, NJ, April 28, 2017 - Provident Financial Services, Inc. (NYSE:PFS) (the “Company”) reported net income of $23.5 million, or $0.37 per basic and diluted share, for the three months ended March 31, 2017, compared to net income of $21.0 million, or $0.33 per basic and diluted share, for the three months ended March 31, 2016.
Earnings for the three months ended March 31, 2017, compared to the same period in 2016, were favorably impacted by growth in average loans outstanding and growth in average core deposits. In addition, new accounting guidance for share-based transactions, which the Company adopted in the third quarter of 2016, resulted in a $1.2 million reduction of income tax expense in the quarter.
Christopher Martin, Chairman, President and Chief Executive Officer commented: "We are pleased to report record earnings for the quarter, driven by an expanding net interest margin, solid credit quality and ongoing expense management. Our loan and deposit pipelines remain strong and we look forward to prudent growth and additional modest margin expansion throughout 2017."
Declaration of Quarterly Dividend
The Company’s Board of Directors declared a quarterly cash dividend of $0.19 per common share payable on May 31, 2017, to stockholders of record as of the close of business on May 15, 2017.
Balance Sheet Summary
Total assets increased $9.2 million to $9.51 billion at March 31, 2017, from $9.50 billion at December 31, 2016, primarily due to a $13.8 million increase in cash and cash equivalents and a $9.6 million increase in total investments, partially offset by a $6.0 million decrease other assets, a $5.4 million decrease in total loans and a $2.0 million decrease in banking, premises and equipment.
The Company’s loan portfolio decreased $5.4 million to $7.00 billion at March 31, 2017. The loan portfolio had net decreases of $14.4 million in consumer loans, $13.7 million in residential mortgage loans, $12.5 million in commercial mortgage loans and $3.0 million in multi-family mortgage loans, partially offset by net increases of $29.8 million in commercial loans and $8.6 million in construction loans. Loan originations totaled $724.5 million for the three months ended March 31, 2017. Commercial real estate, commercial and construction loans represented 75.7% of the loan portfolio at March 31, 2017, compared to 75.3% at December 31, 2016.
At March 31, 2017, the Company’s unfunded loan commitments totaled $1.91 billion, including commitments of $1.10 billion in commercial loans, $384.0 million in construction loans and $141.0 million in commercial mortgage loans. Unfunded loan commitments at December 31, 2016 and March 31, 2016 were $1.83 billion and $1.24 billion, respectively.
Total investments increased $9.6 million to $1.61 billion at March 31, 2017, from $1.60 billion at December 31, 2016, largely due to purchases of mortgage-backed and municipal securities and an increase in unrealized gains on securities available for sale, partially offset by principal repayments on mortgage-backed securities, maturities of municipal and agency bonds, and calls of certain mortgage-backed securities.
Total deposits decreased $23.8 million during the three months ended March 31, 2017, to $6.53 billion, from $6.55 billion at December 31, 2016. Total core deposits, which consist of savings and demand deposit accounts, decreased $51.9 million to $5.85 billion at March 31, 2017, from $5.90 billion at December 31, 2016, while time deposits increased $28.2 million to $679.4 million at March 31, 2017, from $651.2 million at December 31, 2016. The decrease in core deposits was largely attributable to a $44.8 million decrease in money market deposits, a $20.7 million decrease in interest bearing demand deposits and a $2.7 million decrease in non-interest bearing demand deposits, partially offset by a $16.3 million increase in savings deposits. Core deposits represented 89.6% of total deposits at March 31, 2017, compared to 90.1% at December 31, 2016.

Borrowed funds increased $27.8 million, or 1.7% during the three months ended March 31, 2017, to $1.64 billion, as wholesale funding replaced net outflows of deposits for the period. Borrowed funds represented 17.3% of total assets at March 31, 2017, an increase from 17.0% at December 31, 2016.
Stockholders’ equity increased $15.3 million, or 1.2% for the three months ended March 31, 2017, to $1.27 billion, primarily due to net income earned during the period and an increase in unrealized gains on securities available for sale, partially offset by dividends paid to stockholders. For the three months ended March 31, 2017, common stock repurchases totaled 42,155 shares at an average per share cost of $27.19, in connection with withholding to cover income taxes on the vesting of stock-based compensation. At March 31, 2017, 3.1 million shares remained eligible for repurchase under the current authorization. Book value per share and tangible book value per share(1) at March 31, 2017 were $19.10 and $12.73, respectively, compared with $18.94 and $12.54, respectively, at December 31, 2016.
Results of Operations
Net Interest Income and Net Interest Margin
For the three months ended March 31, 2017, net interest income increased $4.0 million to $67.0 million, from $63.1 million for the same period in 2016. The improvement in net interest income was due to growth in average loans outstanding resulting from organic originations and increases in both average interest bearing core deposits and average non-interest bearing demand deposits. The growth in average core deposits mitigated the Company's reliance upon higher-cost sources to fund loan growth.
The net interest margin was 3.11% for the quarter ended March 31, 2017, which remained unchanged from the quarter ended March 31, 2016. The weighted average yield on interest-earning assets decreased three basis points to 3.63% for the quarter ended March 31, 2017, compared with 3.66% for the quarter ended March 31, 2016, while the weighted average cost of interest-bearing liabilities decreased three basis points to 0.65% for the quarter ended March 31, 2017, compared to 0.68% for the same quarter in 2016. Average non-interest bearing demand deposits totaled $1.33 billion for the quarter ended March 31, 2017, compared with $1.19 billion for the quarter ended March 31, 2016. The weighted average cost of total deposits, including non-interest bearing deposits, for the quarter ended March 31, 2017 was 0.28%, compared with 0.26% for the same period last year. The average cost of borrowed funds for the quarter ended March 31, 2017 was 1.63%, compared with 1.71% for the same period last year.
The Company’s net interest margin increased four basis points to 3.11% for the quarter ended March 31, 2017, from 3.07% for the trailing quarter. The improvement in net interest margin for the quarter ended March 31, 2017, was largely a function of a change in asset mix as excess liquidity from the trailing quarter was reinvested in higher yielding asset categories, along with an increase in the yield on total investment securities primarily resulting from a reduction in premium amortization on mortgage-backed securities. The weighted average yield on interest-earning assets increased five basis points to 3.63% for the quarter ended March 31, 2017, compared with 3.58% for the quarter ended December 31, 2016. The weighted average cost of interest-bearing liabilities for the quarter ended March 31, 2017 increased one basis point to 0.65%, compared with 0.64% for the trailing quarter. Average non-interest bearing demand deposits totaled $1.33 billion for the quarter ended March 31, 2017, compared with $1.32 billion for the quarter ended December 31, 2016. The weighted average cost of total deposits, including non-interest bearing deposits, for the quarter ended March 31, 2017 was 0.28%, compared with 0.27% for the quarter ended December 31, 2016. The average cost of borrowed funds for the quarter ended March 31, 2017 was 1.63%, compared with 1.67% for the trailing quarter.
Non-Interest Income
Non-interest income totaled $12.5 million for the quarter ended March 31, 2017, a decrease of $553,000, or 4.2%, compared to the same period in 2016. Fee income decreased $456,000 to $6.0 million for the three months ended March 31, 2017, compared to $6.5 million for the same period in 2016, largely due to a $475,000 decrease in commercial loan prepayment fee income, a $352,000 decrease in debit card revenue, a $234,000 decrease in net gains on loan sales and a $204,000 decrease related to a gain on sale of deposits from a strategic branch divestiture recognized in the quarter ended March 31, 2016. These decreases in fee income were partially offset by a $524,000 increase in net fees on loan-level interest rate swap transactions, a $263,000 increase in net gains recognized on the sale of foreclosed real estate and a $201,000 increase in deposit related fee income. Also contributing to the decrease in non-interest income, wealth management income decreased $98,000 to $4.2 million for the three months ended March 31, 2017, compared to $4.3 million for the same period in 2016. The decrease in wealth management income was primarily due to a reduction in income associated with the licensing of indices to exchange traded fund providers. Net gains on securities transactions decreased $96,000 for the three months ended March 31, 2017, compared to the same period in 2016.
Non-Interest Expense
For the three months ended March 31, 2017, non-interest expense increased $1.2 million to $46.1 million, compared to the three months ended March 31, 2016. Compensation and benefits expense increased $818,000 to $26.8 million for the three months ended March 31, 2017, compared to $26.0 million for the same period in 2016. This increase was principally due to additional salary expense related to annual merit increases, an increase in the accrual for incentive compensation and an increase in stock-based compensation, partially offset by a decrease in retirement benefit costs. Net occupancy costs increased $521,000, to $7.0 million for three months ended March 31, 2017, compared to the same period in 2016, primarily due to an increase in seasonal expenses and increases in facilities and equipment maintenance costs. In addition, data processing expenses increased $212,000 to $3.5 million for the three months ended March 31, 2017, compared to $3.2 million for the three months ended March 31, 2016, largely due to increases in telecommunication costs and software maintenance expense. Partially offsetting these increases in non-interest expense, the amortization of intangibles decreased $253,000 for the three months ended March 31, 2017, compared with the same period in 2016, as a result of scheduled reductions in amortization. Additionally, FDIC insurance expense decreased $223,000 to $1.1 million for three months ended March 31, 2017, compared to $1.3 million for the same period in 2016. This decrease was due to the FDIC's reduction of assessment rates for depository institutions with less than $10.0 billion in assets, effective for the quarter ended September 30, 2016. The decrease in the FDIC assessment rate was partially offset by an increase in the Company's total assets subject to assessment.
The Company’s annualized non-interest expense as a percentage of average assets(1) was 1.97% for the quarter ended March 31, 2017, compared with 2.01% for the same period in 2016. The efficiency ratio (non-interest expense divided by the sum of net interest income and non-interest income)(1) was 58.02% for the quarter ended March 31, 2017, compared with 58.98% for the same period in 2016.
Asset Quality
The Company’s total non-performing loans at March 31, 2017 were $40.5 million, or 0.58% of total loans, compared with $42.4 million, or 0.61% of total loans at December 31, 2016, and $50.6 million, or 0.76% of total loans at March 31, 2016. The $1.9 million decrease in non-performing loans at March 31, 2017, compared with the trailing quarter, was due to a $2.0 million decrease in non-performing residential mortgage loans, a $474,000 decrease in non-performing multi-family loans, a $138,000 decrease in non-performing consumer loans and an $85,000 decrease in non-performing commercial mortgage loans, partially offset by a $785,000 increase in non-performing commercial loans. At March 31, 2017, impaired loans totaled $53.5 million with related specific reserves of $3.0 million, compared with impaired loans totaling $52.0 million with related specific reserves of $2.3 million at December 31, 2016. At March 31, 2016, impaired loans totaled $54.2 million with related specific reserves of $5.1 million.
At March 31, 2017, the Company’s allowance for loan losses was 0.89% of total loans, an increase from 0.88% at December 31, 2016, and a decrease from 0.94% of total loans at March 31, 2016. The Company recorded a provision for loan losses of $1.5 million for the three months ended March 31, 2017, consistent with the provision recorded for the three months ended March 31, 2016. For the three months ended March 31, 2017, the Company had net charge-offs of $1.2 million compared with net charge-offs of $734,000 for the same period in 2016. The allowance for loan losses increased $272,000 to $62.2 million at March 31, 2017, from $61.9 million at December 31, 2016.
At March 31, 2017 and December 31, 2016, the Company held $7.7 million and $8.0 million of foreclosed assets, respectively. During the three months ended March 31, 2017, there were six additions to foreclosed assets with a carrying value of $1.7 million and ten properties sold with a carrying value of $1.9 million. Foreclosed assets at

March 31, 2017 consisted of $4.1 million of commercial real estate and $3.6 million of residential real estate. Total non-performing assets at March 31, 2017 decreased $2.2 million, or 4.4%, to $48.2 million, or 0.51% of total assets, from $50.4 million, or 0.53% of total assets at December 31, 2016.
Income Tax Expense
For the three months ended March 31, 2017, the Company’s income tax expense was $8.4 million compared with $8.7 million for the three months ended March 31, 2016. The Company’s effective tax rate was 26.3% for the three months ended March 31, 2017, compared with 29.4% for the three months ended March 31, 2016. Income tax expense and the effective tax rate for the three months ended March 31, 2017 were both favorably impacted by discrete excess tax benefits related to stock-based compensation. The Company adopted Accounting Standards Update ("ASU”) No. 2016-09, "Compensation - Stock Compensation (Topic 718)" in the third quarter of 2016. Under the new guidance, all excess tax benefits and tax deficiencies associated with share-based compensation are recognized as income tax expense or benefit in the income statement. For the quarter ended March 31, 2017, the application of this new guidance resulted in a $1.2 million decrease in income tax expense.
About the Company
Provident Financial Services, Inc. is the holding company for Provident Bank, a community-oriented bank offering "commitment you can count on" since 1839. Provident Bank provides a comprehensive array of financial products and services through its network of branches throughout northern and central New Jersey, as well as Bucks, Lehigh and Northampton counties in Pennsylvania. The Bank also provides fiduciary and wealth management services through its wholly owned subsidiary, Beacon Trust Company.
Post Earnings Conference Call
Representatives of the Company will hold a conference call for investors on Friday, April 28, 2017 at 10:00 a.m. Eastern Time to discuss highlights of the Company’s financial results for the quarter ended March 31, 2017. The call may be accessed by dialing 1-888-336-7149 (Domestic), 1-412-902-4175 (International) or 1-855-669-9657 (Canada). Internet access to the call is also available (listen only) at www.Provident.Bank by going to Investor Relations and clicking on Webcast.
Forward-Looking Statements
Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those set forth in Item 1A of the Company's Annual Report on Form 10-K, as supplemented by its quarterly reports on Form 10-Q, and those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.
The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not have any obligation to update any forward-looking statements to reflect events or circumstances after the date of this statement.

Footnotes
(1) Tangible book value per share, return on average tangible equity, annualized non-interest expense as a percentage of average assets and the efficiency ratio are non-GAAP financial measures. Please refer to the Notes following the Consolidated Financial Highlights which contain the reconciliation of GAAP to non-GAAP financial measures and the associated calculations.

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Financial Condition
March 31, 2017 (Unaudited) and December 31, 2016
(Dollars in Thousands)

Assets	March 31, 2017	December 31, 2016

Cash and due from banks	$106,251	$92,508
Short-term investments	51,843	51,789
Total cash and cash equivalents	158,094	144,297

Securities available for sale, at fair value	1,048,119	1,040,386
Investment securities held to maturity (fair value of $492,863 at March 31, 2017 (unaudited) and $489,287 at December 31, 2016)	489,114	488,183
Federal Home Loan Bank Stock	76,636	75,726
Loans	6,998,069	7,003,486
Less allowance for loan losses	62,155	61,883
Net loans	6,935,914	6,941,603
Foreclosed assets, net	7,684	7,991
Banking premises and equipment, net	82,119	84,092
Accrued interest receivable	26,669	27,082
Intangible assets	422,189	422,937
Bank-owned life insurance	189,513	188,527
Other assets	73,612	79,641
Total assets	$9,509,663	$9,500,465

Liabilities and Stockholders' Equity

Deposits:
Demand deposits	$4,735,169	$4,803,426
Savings deposits	1,115,328	1,099,020
Certificates of deposit of $100,000 or more	326,912	290,295
Other time deposits	352,461	360,888
Total deposits	6,529,870	6,553,629
Mortgage escrow deposits	26,291	24,452
Borrowed funds	1,640,559	1,612,745
Other liabilities	45,851	57,858
Total liabilities	8,242,571	8,248,684

Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 83,209,293 shares issued and 66,354,391 outstanding at March 31, 2017 and 66,082,283 outstanding at December 31, 2016	832	832
Additional paid-in capital	1,005,962	1,005,777
Retained earnings	561,647	550,768
Accumulated other comprehensive loss	(2,539)	(3,397)
Treasury stock	(261,537)	(264,221)
Unallocated common stock held by the Employee Stock Ownership Plan	(37,273)	(37,978)
Common Stock acquired by the Directors' Deferred Fee Plan	(5,679)	(5,846)
Deferred Compensation - Directors' Deferred Fee Plan	5,679	5,846
Total stockholders' equity	1,267,092	1,251,781
Total liabilities and stockholders' equity	$9,509,663	$9,500,465

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Income
Three Months Ended March 31, 2017 and 2016 (Unaudited)
(Dollars in Thousands, except per share data)

	Three Months Ended
	March 31,
	2017	2016
Interest income:
Real estate secured loans	$46,011	$44,233
Commercial loans	16,820	14,952
Consumer loans	5,014	5,636
Securities available for sale and Federal Home Loan Bank stock	6,563	5,780
Investment securities held to maturity	3,248	3,331
Deposits, federal funds sold and other short-term investments	257	42
Total interest income	77,913	73,974

Interest expense:
Deposits	4,452	3,821
Borrowed funds	6,426	7,084
Total interest expense	10,878	10,905
Net interest income	67,035	63,069
Provision for loan losses	1,500	1,500
Net interest income after provision for loan losses	65,535	61,569

Non-interest income:
Fees	6,005	6,461
Wealth management income	4,213	4,311
Bank-owned life insurance	1,389	1,332
Net gain on securities transactions	—	96
Other income	858	818
Total non-interest income	12,465	13,018

Non-interest expense:
Compensation and employee benefits	26,848	26,030
Net occupancy expense	6,955	6,434
Data processing expense	3,457	3,245
FDIC Insurance	1,099	1,322
Amortization of intangibles	752	1,005
Advertising and promotion expense	857	879
Other operating expenses	6,156	5,963
Total non-interest expense	46,124	44,878
Income before income tax expense	31,876	29,709
Income tax expense	8,368	8,736
Net income	$23,508	$20,973

Basic earnings per share	$0.37	$0.33
Average basic shares outstanding	64,167,376	63,351,093

Diluted earnings per share	$0.37	$0.33
Average diluted shares outstanding	64,369,605	63,519,755

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Financial Highlights
(Dollars in Thousands, except share data) (Unaudited)

	At or for the
	Three Months Ended March 31,
	2017	2016
STATEMENTS OF INCOME:
Net interest income	$67,035	$63,069
Provision for loan losses	1,500	1,500
Non-interest income	12,465	13,018
Non-interest expense	46,124	44,878
Income before income tax expense	31,876	29,709
Net income	23,508	20,973
Diluted earnings per share	$0.37	$0.33
Interest rate spread	2.98%	2.98%
Net interest margin	3.11%	3.11%

PROFITABILITY:
Annualized return on average assets	1.00%	0.94%
Annualized return on average equity	7.54%	6.97%
Annualized return on average tangible equity (2)	11.33%	10.76%
Annualized non-interest expense to average assets (3)	1.97%	2.01%
Efficiency ratio (4)	58.02%	58.98%

ASSET QUALITY:
Non-accrual loans	$40,493	$50,649
90+ and still accruing	—	—
Non-performing loans	40,493	50,649
Foreclosed assets	7,684	11,029
Non-performing assets	48,177	61,678
Non-performing loans to total loans	0.58%	0.76%
Non-performing assets to total assets	0.51%	0.68%
Allowance for loan losses	$62,155	$62,191
Allowance for loan losses to total non-performing loans	153.50%	122.79%
Allowance for loan losses to total loans	0.89%	0.94%

AVERAGE BALANCE SHEET DATA:
Assets	$9,487,436	$8,960,605
Loans, net	6,920,181	6,503,275
Earning assets	8,597,518	8,054,107
Core deposits	5,887,054	5,230,345
Borrowings	1,601,601	1,668,892
Interest-bearing liabilities	6,826,615	6,485,777
Stockholders' equity	1,264,483	1,210,210
Average yield on interest-earning assets	3.63%	3.66%
Average cost of interest-bearing liabilities	0.65%	0.68%

LOAN DATA:
Mortgage loans:
Residential	$1,198,601	$1,263,699
Commercial	1,966,203	1,710,182
Multi-family	1,399,130	1,318,251
Construction	273,366	309,656
Total mortgage loans	4,837,300	4,601,788
Commercial loans	1,660,733	1,480,002
Consumer loans	502,363	556,056
Total gross loans	7,000,396	6,637,846
Premium on purchased loans	4,771	6,011
Unearned discounts	(38)	(40)
Net deferred	(7,060)	(5,690)
Total loans	$6,998,069	$6,638,127

Notes and Reconciliation of GAAP to Non-GAAP Financial Measures - (Dollars in Thousands, except share data)

(1) Book and Tangible Book Value per Share
	At March 31,
	2017	2016
Total stockholders' equity	$1,267,092	$1,214,122
Less: total intangible assets	422,189	425,260
Total tangible stockholders' equity	$844,903	$788,862

Shares outstanding	66,354,391	65,732,579

Book value per share (total stockholders' equity/shares outstanding)	$19.10	$18.47
Tangible book value per share (total tangible stockholders' equity/shares outstanding)	$12.73	$12.00

(2) Annualized Return on Average Tangible Equity
	Three Months Ended
	March 31,
	2017	2016
Total average stockholders' equity	$1,264,483	$1,210,210
Less: total average intangible assets	422,671	425,897
Total average tangible stockholders' equity	$841,812	$784,313

Net income	$23,508	$20,973

Annualized return on average tangible equity (net income/total average tangible stockholders' equity)	11.33%	10.76%

(3) Annualized Non-Interest Expense/Average Assets Calculation
	Three Months Ended
	March 31,
	2017	2016
Total annualized non-interest expense	187,058	180,498
Total average assets	$9,487,436	$8,960,605

Annualized non-interest expense/average assets	1.97%	2.01%

(4) Efficiency Ratio Calculation
	Three Months Ended
	March 31,
	2017	2016
Net interest income	$67,035	$63,069
Non-interest income	12,465	13,018
Total income	$79,500	$76,087

Non-interest expense	$46,124	$44,878

Efficiency ratio (non-interest expense/total income)	58.02%	58.98%

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Quarterly Average Balances
(Unaudited) (Dollars in Thousands)

	March 31, 2017			December 31, 2016
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-Earning Assets:
Deposits	$16,921	$32	0.75%	$50,889	$64	0.47%
Federal funds sold and other short-term investments	51,828	225	1.76%	46,937	181	1.55%
Investment securities (1)	486,227	3,248	2.67%	482,885	3,198	2.65%
Securities available for sale	1,047,352	5,563	2.12%	1,044,967	4,913	1.88%
Federal Home Loan Bank stock	75,009	1,000	5.41%	70,410	904	5.09%
Net loans: (2)
Total mortgage loans	4,812,080	46,011	3.82%	4,791,726	46,457	3.83%
Total commercial loans	1,598,965	16,820	4.23%	1,534,312	16,603	4.26%
Total consumer loans	509,136	5,014	3.99%	527,840	5,171	3.90%
Total net loans	6,920,181	67,845	3.93%	6,853,878	68,231	3.93%
Total interest-earning assets	$8,597,518	$77,913	3.63%	$8,549,966	$77,491	3.58%

Non-Interest Earning Assets:
Cash and due from banks	92,844			95,298
Other assets	797,074			804,219
Total assets	$9,487,436			$9,449,483

Interest-Bearing Liabilities:
Demand deposits	$3,449,935	$2,747	0.32%	$3,526,243	$2,822	0.32%
Savings deposits	1,110,624	528	0.19%	1,088,102	525	0.19%
Time deposits	664,455	1,177	0.72%	665,481	1,204	0.72%
Total deposits	5,225,014	4,452	0.35%	5,279,826	4,551	0.34%

Borrowed funds	1,601,601	6,426	1.63%	1,509,654	6,323	1.67%
Total interest-bearing liabilities	6,826,615	10,878	0.65%	6,789,480	10,874	0.64%

Non-Interest Bearing Liabilities:
Non-interest bearing deposits	1,326,495			1,324,995
Other non-interest bearing liabilities	69,843			81,806
Total non-interest bearing liabilities	1,396,338			1,406,801
Total liabilities	8,222,953			8,196,281
Stockholders' equity	1,264,483			1,253,202
Total liabilities and stockholders' equity	$9,487,436			$9,449,483

Net interest income		$67,035			$66,617

Net interest rate spread			2.98%			2.94%
Net interest-earning assets	$1,770,903			$1,760,486

Net interest margin (3)			3.11%			3.07%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.26x			1.26x

(1)	Average outstanding balance amounts shown are amortized cost.
(2)	Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3)	Annualized net interest income divided by average interest-earning assets.

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Average Year to Date Balances
(Unaudited) (Dollars in Thousands)

	March 31, 2017			March 31, 2016
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-Earning Assets:
Deposits	$16,921	$32	0.75%	$33,239	$42	0.50%
Federal funds sold and other short term investments	51,828	225	1.76%	1,437	—	0.06%
Investment securities (1)	486,227	3,248	2.67%	474,130	3,331	2.81%
Securities available for sale	1,047,352	5,563	2.12%	965,490	4,886	2.02%
Federal Home Loan Bank stock	75,009	1,000	5.41%	76,536	894	4.70%
Net loans: (2)
Total mortgage loans	4,812,080	46,011	3.82%	4,543,468	44,233	3.87%
Total commercial loans	1,598,965	16,820	4.23%	1,399,478	14,952	4.25%
Total consumer loans	509,136	5,014	3.99%	560,329	5,636	4.04%
Total net loans	6,920,181	67,845	3.93%	6,503,275	64,821	3.97%
Total interest-earning assets	$8,597,518	$77,913	3.63%	$8,054,107	$73,974	3.66%

Non-Interest Earning Assets:
Cash and due from banks	92,844			98,510
Other assets	797,074			807,988
Total assets	$9,487,436			$8,960,605

Interest-Bearing Liabilities:
Demand deposits	$3,449,935	$2,747	0.32%	$3,051,598	$2,191	0.29%
Savings deposits	1,110,624	528	0.19%	991,038	285	0.12%
Time deposits	664,455	1,177	0.72%	774,249	1,345	0.70%
Total deposits	5,225,014	4,452	0.35%	4,816,885	3,821	0.32%
Borrowed funds	1,601,601	6,426	1.63%	1,668,892	7,084	1.71%
Total interest-bearing liabilities	$6,826,615	$10,878	0.65%	$6,485,777	$10,905	0.68%

Non-Interest Bearing Liabilities:
Non-interest bearing deposits	1,326,495			1,187,709
Other non-interest bearing liabilities	69,843			76,909
Total non-interest bearing liabilities	1,396,338			1,264,618
Total liabilities	8,222,953			7,750,395
Stockholders' equity	1,264,483			1,210,210
Total liabilities and stockholders' equity	$9,487,436			$8,960,605

Net interest income		$67,035			$63,069

Net interest rate spread			2.98%			2.98%
Net interest-earning assets	$1,770,903			$1,568,330

Net interest margin (3)			3.11%			3.11%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.26x			1.24x

(1) Average outstanding balance amounts shown are amortized cost.

(2) Average outstanding balance are net of the allowance for loan losses, deferred loan fees and expenses, loan premium and discounts and include non-accrual loans.

(3) Annualized net interest income divided by average interest-earning assets.

The following table summarizes the quarterly net interest margin for the previous five quarters.

	3/31/17	12/31/16	9/30/16	6/30/16	03/31/16
	1st Qtr.	4th Qtr.	3rd Qtr.	2nd Qtr.	1st Qtr.
Interest-Earning Assets:
Securities	2.40%	2.18%	2.14%	2.27%	2.36%
Net loans	3.93%	3.93%	3.93%	3.97%	3.97%
Total interest-earning assets	3.63%	3.58%	3.57%	3.64%	3.66%

Interest-Bearing Liabilities:
Total deposits	0.35%	0.34%	0.34%	0.33%	0.32%
Total borrowings	1.63%	1.67%	1.70%	1.72%	1.71%
Total interest-bearing liabilities	0.65%	0.64%	0.65%	0.66%	0.68%

Interest rate spread	2.98%	2.94%	2.92%	2.98%	2.98%
Net interest margin	3.11%	3.07%	3.05%	3.11%	3.11%

Ratio of interest-earning assets to interest-bearing liabilities	1.26x	1.26x	1.25x	1.24x	1.24x